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                                                                     EXHIBIT 1.1

                                                 November 28, 1995

Prudential Securities Incorporated
One Seaport Plaza
New York, New York  10292

                 Prudential Securities Secured Financing Corporation (the "Company") hereby confirms its agreement to sell certain equipment lease backed certificates to Prudential Securities Incorporated (the "Underwriter") as described herein. The certificates will be secured by the assets of a trust fund (the "Trust Fund") consisting primarily of a segregated pool (the "Receivable Pool") of finance leases, installment sale contracts and loan contracts (the "Leases") and underlying equipment leased thereby (the "Equipment," together with the Leases, the "Receivables"). The Company intends to purchase the Receivables from Phoenix Receivables II, Inc. (the "Phoenix Finance Subsidiary"), pursuant to the Receivables Transfer Agreement to be dated as of November 1, 1995 (the "Receivables Transfer Agreement") among the Company and the Phoenix Finance Subsidiary. The Leases shall have, as of the close of business on November 1, 1995 (the "Cut-off Date"), a Lease Principal Balance (as defined in the Pooling and Servicing Agreement) of not more than $29,756,661.70. The certificates are to be issued pursuant to the Pooling and Servicing Agreement to be dated as of November 1, 1995 (the "Pooling and Servicing Agreement") among Phoenix Leasing Incorporated, as servicer of the Receivables, the Company, as depositor and Bankers Trust Company, as trustee (the "Trustee").

                 All capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Pooling and Servicing Agreement. The phrase "this Agreement" shall refer to this letter by the Company to Prudential Securities Incorporated ("PSI") as agreed to and accepted by PSI as of the date hereof.

                 1. Certificates. The certificates will be issued in classes as follows: (i) a senior class consisting of the Class A Certificates (the "Class A Certificates") and (ii) two classes of subordinate certificates with respect to the Class A Certificates (the "Class B Certificates" and the "Trust Certificate"). The Class B Certificates and the Trust Certificate are not being sold hereby.

                 2. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Underwriter that:

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                 A. The Company has filed with the Securities and Exchange
Commission (the "Commission") a registration statement (No. 33-84918) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Equipment Lease Backed Securities (issuable in series), which registration statement, as amended at the date hereof, has become effective. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with such Rule. The Company proposes to file with the Commission pursuant to Rule 424(b)(2) under the Act a supplement dated the date hereof to the prospectus dated December 2, 1994 relating to the Class A Certificates and the method of distribution thereof and has previously advised the Underwriter of all further information (financial and other) with respect to the Class A Certificates to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; such prospectus dated December 21, 1994, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(2) under the Act is hereinafter called the "Basic Prospectus"; such supplement dated the date hereof to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(2) of the Act, is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus." Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424 is hereinafter called a "Preliminary Prospectus Supplement." The Company will file with the Commission within fifteen days of the issuance of the Class A Certificates a report on Form 8-K setting forth specific information concerning the related Receivables (the "8-K").

                 B. As of the date hereof, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b)(2) under the Act, when, prior to the Closing Date (as defined below), any other amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the


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Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

                 C. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases equipment (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve (i) a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of the Company or (ii) any risk whatsoever as to the enforceability of any Lease.

                 D. There are no actions, proceedings or investigations pending, or, to the knowledge of the Company, threatened, before any court, governmental agency or body or other tribunal (i) asserting the invalidity of this Agreement, the Class A Certificates, the Receivables Transfer Agreement or the Pooling and Servicing Agreement, (ii) seeking to prevent the issuance of the Class A Certificates or the consummation of any of the transactions contemplated by this Agreement, the Receivables Transfer Agreement or the Pooling and Servicing Agreement, (iii) which may, individually or in the aggregate, materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Class A Certificates, the Receivables Transfer Agreement, or the Pooling and Servicing Agreement, or (iv) which may affect adversely the federal income tax attributes of the Class A Certificates as described in the Prospectus.

                 E. The execution and delivery by the Company of this Agreement, the Receivables Transfer Agreement and the Pooling and Servicing Agreement are within the corporate power of the Company and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the Company and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound or to which any of the property of the Company or any of its affiliates is subject, the Company's charter or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Company, any of its affiliates or any of its or their


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properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the issuance and sale of the Class A Certificates by the Company. Neither the Company nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Company or any of its affiliates, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement, the Pooling and Servicing Agreement or the Receivables Transfer Agreement or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Company.

                 F. This Agreement has been duly executed and delivered by the Company, and the Pooling and Servicing Agreement and the Receivables Transfer Agreement will be duly executed and delivered by the Company, and each constitutes and will constitute the legal, valid and binding obligation of the Company enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

                 G. The Class A Certificates will conform in all material respects to the description thereof to be contained in the Prospectus and will be duly and validly authorized and, when duly and validly executed, authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and sold to the Underwriter as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                 H. On the Closing Date, the Receivables will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties set out in the Pooling and Servicing Agreement are hereby made to the Underwriter as though set out herein, and at the dates specified in the Pooling and Servicing Agreement, such representations and warranties were or will be true and correct in all material respects.

                 I. The Company possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings, pending


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or, to the best knowledge of the Company, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the Company.

                 J. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Pooling and Servicing Agreement, the Receivables Transfer Agreement, or the execution and issuance of the Class A Certificates have been or will be paid at or prior to the Closing Date.

                 K. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or its subsidiaries, taken as a whole, from July 15, 1994.

                 L. This Agreement, the Pooling and Servicing Agreement and the Receivables Transfer Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

                 M. The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                 3. Agreements of the Underwriter. The Underwriter agrees with the Company that upon the execution of this Agreement and authorization by the Underwriter of the release of the Class A Certificates, the Underwriter shall offer the Class A Certificates for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

                 4. Purchase, Sale and Delivery of the Class A Certificates. The Company hereby agrees, subject to the terms and conditions hereof, to sell the Class A Certificates to the Underwriter, who, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agrees to purchase the entire aggregate principal amount of the Class A Certificates. At the time of issuance of the Class A Certificates, the Receivables will be transferred by the Company to the Trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement.


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                 The Class A Certificates to be purchased by the Underwriter will be delivered by the Company to the Underwriter (which delivery shall be made through the facilities of The Depository Trust Company ("DTC")) against payment of the purchase price therefor, equal to $21,423,000 with respect to the Class A Certificates, plus interest accrued at the Class A Certificate Rate on the Class A Certificates from November 25, 1995 to November 29, 1995, by a same day federal funds wire payable to the order of the Company.

                 Settlement shall take place at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York at 9 a.m., on November 30, 1995, or at such other time thereafter as the Underwriter and the Company determine (such time being herein referred to as the "Closing Date"). The Class A Certificates will be prepared in definitive form and in such authorized denominations as the Underwriter may request, registered in the name of Cede & Co., as nominee of DTC.

                 The Company agrees to have the Class A Certificates available for inspection and review by the Underwriter in New York City not later than 10 a.m. New York City time on the business day prior to the Closing Date.

                 5. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

                 A. The Company will promptly advise the Underwriter and its counsel (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus after the date hereof and prior to the Closing Date for the Class A Certificates unless the Company has furnished the Underwriter and its counsel copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects, unless such filing is required by law. The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

                 B. If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented


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would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, the Company will promptly prepare and file with the Commission, subject to Paragraph A of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

                 C. The Company will furnish to the Underwriter, without charge, executed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a Prospectus by the Underwriter or a dealer may be required by the Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing all offering documents relating to the offering of the Class A Certificates.

                 D. As soon as practicable, but not later than sixteen months after the effective date of the Registration Statement, the Company will make generally available to Class A Certificateholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and, at the option of the Company, will satisfy the requirements of Rule 158 under the Act.

                 E. During a period of 20 calendar days from the date as of which this Agreement is executed, neither the Company nor any affiliate of the Company will, without the Underwriter's prior written consent (which consent shall not be unreasonably withheld), enter into any agreement to offer or sell lease backed notes, except pursuant to this Agreement.

                 F. So long as any of the Class A Certificates are outstanding, the Company will cause to be delivered to the Underwriter (i) all documents required to be distributed to the Class A Certificateholders and (ii) from time to time, any other information filed with any government or regulatory authority that is otherwise publicly available, as the Underwriter may reasonably request.

                 G. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses in connection with the transactions contemplated herein, including but not limited to the expenses of printing (or otherwise reproducing) all documents relating to the offering, the fees and disbursements of its counsel


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and expenses of the Underwriter incurred in connection with (i) the issuance and delivery of the Class A Certificates, (ii) preparation of all documents specified in this Agreement, (iii) any fees and expenses of the Trustee and (iv) any fees charged by investment rating agencies for rating the Class A Certificates.

                 H. The Company agrees that, so long as any of the Class A Certificates shall be outstanding, it will deliver or cause to be delivered to the Underwriter (i) the annual statement as to compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement, (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement as soon as such statement is furnished to the Company and (iii) any information and reports required to be delivered by the Servicer pursuant to Article V of the Pooling and Servicing Agreement.

                 I. The Company will enter into the Pooling and Servicing Agreement and the Receivables Transfer Agreement and all related agreements on or prior to the Closing Date.

                 J. The Company will endeavor to qualify the Class A Certificates for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdictions as may be reasonably requested by the Underwriter, if any, and will pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Class A Certificates for investment under the laws of such jurisdictions as the Underwriter may reasonably designate, if any.

                 6. Conditions of the Underwriter's Obligation. The obligation of the Underwriter to purchase and pay for the Class A Certificates as provided herein shall be subject to the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of the representations and warranties of the Company contained herein (including those representations and warranties set forth in the Pooling and Servicing Agreement and incorporated herein), to the accuracy of the statements of the Company made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                 A. The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b).

                 B. The Underwriter shall have received the Pooling and Servicing Agreement and the Class A Certificates in form and


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substance satisfactory to the Underwriter, duly executed by all signatories required pursuant to the respective terms thereof.

                 C. The Underwriter shall have received the favorable opinion of Dewey Ballantine, counsel to the Company with respect to the following items, dated the Closing Date, to the effect that:

                          (a) The Company has been duly organized and is validly
                 existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business in each state necessary to enable it to perform its obligations under the Pooling and Servicing Agreement. The Company has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, this Agreement, the Pooling and Servicing Agreement and the Receivables Transfer Agreement.

                          (b) This Agreement, the Pooling and Servicing
                 Agreement and the Receivables Transfer Agreement have been duly and validly authorized, executed and delivered by the Company, all requisite corporate action having been taken with respect thereto, and each constitutes the valid, legal and binding agreement of the Company, and would be enforceable against the Company in accordance with their respective terms.

                          (c) Neither the transfer of the Receivables to the
                 Trustee, the issuance or sale of the Class A Certificates nor the execution, delivery or performance by the Company of the Pooling and Servicing Agreement, the Receivables Transfer Agreement or this Agreement (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the certificate of incorporation or bylaws of the Company; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Company is a party or is bound; or (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Company; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Fund or upon the Class A Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

                          (d) No consent, approval, authorization or order of,
                 registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of New York, for the execution, delivery and performance of the Pooling and


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                 Servicing Agreement, the Receivables Transfer Agreement, this
                 Agreement, or the offer, issuance, sale or delivery of the Class A Certificates or the consummation of any other transaction contemplated thereby by the Company, except such which have been obtained.

                          (e) There are no actions, proceedings or
                 investigations pending or, to such counsel's knowledge, threatened against the Company before any court, governmental agency or body or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Receivables Transfer Agreement or the Class A Certificates (ii) seeking to prevent the issuance of the Class A Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, the Receivables Transfer Agreement or this Agreement, (iii) which would materially and adversely affect the performance by the Company of obligations under, or the validity or enforceability of, the Class A Certificates, the Pooling and Servicing Agreement, the Receivables Transfer Agreement or this Agreement.

                          (f) Except as to any financial or statistical data
                 contained in the Registration Statement, to the best of such counsel's knowledge, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                          (g) To the best of the knowledge of such counsel, the
                 Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Class A Certificates (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

                 In rendering their opinions, the counsel described in this Paragraph C may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company.

                 D. The Underwriter shall have received a letter from Arthur Anderson, dated on or before the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that they have performed certain specified procedures requested by the Underwriter with respect to the information set forth in the Prospectus and certain matters relating to the Company.


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                 E. The Class A Certificates shall have been rated "A" by Duff &
Phelps Credit Rating Company, and such rating shall not have been rescinded. The Underwriter and counsel for the Underwriter shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Class A Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely upon them.

                 F. The Underwriter shall have received from the Company a certificate, signed by the president, a senior vice president or a vice president of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pooling and Servicing Agreement, this Agreement and the Receivables Transfer Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

                 1. the representations and warranties of the Company in this Agreement, as of the Closing Date, the Pooling and Servicing Agreement, the Receivables Transfer Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                 2. there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Company which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Company's obligations under the Pooling and Servicing Agreement, the Receivables Transfer Agreement or this Agreement in any material way; and no merger, liquidation, dissolution or bankruptcy of the Company is pending or contemplated;

                 3. the information contained in the Registration Statement relating to the Company and the Receivables is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

                 4. the information set forth in the List of Leases required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects;

                 5. there has been no amendment or other document filed affecting the articles of incorporation or bylaws of the Company since July 15, 1994, and no such amendment has been


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         authorized. No event has occurred since July 15, 1994, which has affected the good standing of the Company under the laws of the State of Delaware;

                 6. there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from July 15, 1994;

                 7. each person who, as an officer or representative of the Company, signed or signs the Registration Statement, this Agreement, the Pooling and Servicing Agreement, the Receivables Transfer Agreement or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Pooling and Servicing Agreement and this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                 The Company shall attach to such certificate a true and correct copy of its articles of incorporation and bylaws which are in full force and effect on the date of such certificate, and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

                 G. The Underwriter shall have received a favorable opinion of counsel to the Trustee, dated the Closing Date and in form and substance satisfactory to the Underwriter, to the effect that:

                 1. the Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the power and authority to enter into and to take all actions required of it under the Pooling and Servicing Agreement;

                 2. the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;


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
                 3. no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Trustee in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance of its obligations thereunder;

                 4. the Class A Certificates have been duly executed, authenticated and delivered by the Trustee and assuming delivery and payment are validly issued therefor and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement; and

                 5. the execution and delivery of, and performance by the Trustee of its obligations under, the Pooling and Servicing Agreement do not conflict with or result in a violation of any statute or regulation applicable to the Trustee, or the charter or bylaws of the Trustee, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Trustee or the terms of any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound.

                 In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee.

                 H. The Underwriter shall have received from the Trustee a certificate, signed by the President, a senior vice president or a vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed or signs the Class A Certificates, the Pooling and Servicing Agreement or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Pooling and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                 I. The Underwriter shall have received from Dewey Ballantine, special counsel to the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Class A Certificates, the Prospectus and such other related matters as the Underwriter shall reasonably require.

                 J. The Underwriter and counsel for the Underwriter shall have received copies of any opinions of counsel to the Company or the Trustee supplied to the Trustee relating to matters with respect to the Class A Certificates, the formation of the

Trust or the acquisition of the Receivables. Any such opinions shall be satisfactory to the Underwriter in form and substance.

                 K. The Underwriter shall have received an opinion from Dewey Ballantine, special tax counsel to the Company to the effect that the statements in the Prospectus Supplement under the headings "CERTAIN FEDERAL AND STATE INCOME TAX CONSIDERATIONS" and "ERISA CONSIDERATIONS" accurately describe the material federal, state and local income tax consequences to the holders of the Class A Certificates.

                 L. The Underwriter shall have received such further information, certificates and documents as the Underwriter may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

                 M. The Underwriter shall have received from special counsel to the Company, an opinion or survey in form and substance satisfactory to the Underwriter, indicating the requirements of applicable local law which must be complied with in order to transfer and service the Receivables pursuant to the Pooling and Servicing Agreement.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel to the Underwriter, this Agreement and all obligations of the Underwriter hereunder, may be canceled on, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

                 7. Expenses. If the sale of the Class A Certificates provided for herein is not consummated by reason of a default by the Company in its obligations hereunder, then the Company will reimburse the Underwriter, upon demand, for all reasonable out-of-pocket expenses (including, but not limited to, the reasonable fees and expenses of counsel for the Underwriter) that shall have been incurred by it in connection with its investigation with regard to the Company and the Class A Certificates and the proposed purchase and sale of the Class A Certificates.

                 8. Indemnification and Contribution.

                 A. Regardless of whether any Class A Certificates are sold, the Company will indemnify and hold harmless the Underwriter, each of their respective officers and directors and each person who controls the Underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they may become subject, under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading or (ii) in the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter specifically for use in connection with the preparation thereof.

                 B. Regardless of whether any Class A Certificates are sold, the Underwriter will indemnify and hold harmless the Company, each of its officers and directors and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act against any losses, claims, damages or liabilities to which they become subject under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or in
(ii) the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter specifically for use in the preparation thereof and so acknowledged in writing, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against such loss, claim, damage, liability or action.

                 C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs A, B and E of this Section 8, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; but the omission to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under such Paragraph. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to paragraph A of this
Section 8 and by the Company in the case of parties indemnified pursuant to paragraphs B and E of this Section 8. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 D. The Underwriter agrees to provide the Company no later than the date on which the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of any Derived Information (defined below) for filing with the Commission on Form 8-K.

                 E. The Underwriter agrees, assuming all Company- Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Company, its respective officers and directors and each person who controls the Company within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 8(E) shall be in addition to any liability which the Underwriter may otherwise have.

                 The procedures set forth in Section 8(C) shall be equally applicable to this Section 8(E).

                 F. For purposes of this Section 8, the term "Derived Information" means such portion, if any, of the information delivered to the Companies pursuant to Section 8(D) for filing with the Commission on Form 8-K as: (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and (ii) does not constitute Company- Provided Information. "Company-Provided Information" means any computer tape furnished to the Underwriter by the Company concerning the assets comprising the Trust.

                 G. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the sale of the Class A Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriter shall be deemed to be in such proportion so that the Underwriter is responsible for that portion determined by multiplying the total amount of such losses, claims, damages and liabilities, including legal and other expenses, by a fraction, the numerator of which is (x) the excess of the Aggregate Resale Price (as defined below) of the Class A Certificates over the aggregate purchase price of the Class A Certificates specified in Section 4 of this Agreement and the related Prospectus Supplement, and the denominator of which is (y) the Aggregate Resale Price of the Class A Certificates, and the Company is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding sentence, the "Aggregate Resale Price" of the Class A Certificates at the time of any determination shall be the weighted average of the purchase prices (in each case expressed as a percentage of the aggregate principal amount of the Class A Certificates so purchased), determined on the basis of such principal amounts, paid to the Underwriter by all subsequent purchasers that purchased the Class A Certificates on or prior to such date of determination. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 H. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph G of this
Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph G of this
Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, the Underwriter shall not be required to contribute any amount by which the Aggregate Resale Price exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

                 I. The Company and the Underwriter each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 8 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

                 J. The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act or the 1934 Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the 1934 Act; provided, however, that in no event shall the Company or the Underwriter be liable for double indemnification.

                 9. Information Supplied by Underwriter. The statements set forth on the front cover page of the Prospectus Supplement regarding market-making and under the heading "Method of Distribution" in the Prospectus Supplement (to the extent such statements relate to the Underwriter) constitute the only information furnished by the Underwriter to the Company for the purposes of Sections 2(B) and 8(A) hereof. The Underwriter confirms that such statements (to such extent) are correct.

                 10. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed or delivered or telecopied and confirmed in writing to Prudential Securities Incorporated, One Seaport Plaza, New York, New York 10292, Attention: Norman Chaleff; and, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed in writing to Prudential Securities Secured Financing Corporation, One New York Plaza, 12th Floor, New York, New York 10292, Attention: General Counsel.

                 11. Survival. All representations, warranties, covenants and agreements of the Company contained herein or in agreements or certificates delivered pursuant hereto, the agreements of the Underwriter and the Company contained in Section 8 hereof, and the agreement of the Underwriter contained in
Section 3 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the

Underwriter or any controlling persons, or any subsequent purchaser or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Class A Certificates. The provisions of Sections 5, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 12. Termination. The Underwriter shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (a) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis which, in the Underwriter's reasonable judgment, is material and adverse, and, in the case of any of the events specified in clauses (a) through (d), such event singly or together with any other such event makes it in the Underwriter's reasonable judgment impractical to market the Class A Certificates. Any such termination shall be without liability of any other party except that the provisions of Paragraph G of Section 5 (except with respect to expenses of the Underwriter) and Sections 7 and 8 hereof shall at all times be effective. If the Underwriter elects to terminate this Agreement as provided in this Section 12, the Company shall be notified promptly by the Underwriter by telephone, telegram or facsimile transmission, in any case, confirmed by letter.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the signatories hereto and their respective successors and assigns (which successors and assigns do not include any person purchasing a Class A Certificate from the Underwriter), and the officers and directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

                 14. APPLICABLE LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF ANY PROVISION OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, NEW YORK, AND THE PARTIES HERETO EXPRESSLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO WAIVE ANY DEFENSE OR CLAIM OF FORUM NON CONVENIENS THEY MAY HAVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT.

                 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

                 16. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the signatories hereto.

                                              PRUDENTIAL SECURITIES SECURED
                                                 FINANCING CORPORATION

                                               By: /s/ Paul B. Jenison
                                                   -----------------------------
                                                   Name:  Paul B. Jenison
                                                   Title: Vice President

Agreed to and Accepted by:
(as of the date hereof)

PRUDENTIAL SECURITIES INCORPORATED

By: /s/ Paul B. Jenison
    -----------------------------
   Name:  Paul B. Jenison
   Title: Managing Director



                     [Underwriting Agreement Signature Page]